For Further Information Contact:

                             J. Gerald Bazewicz
                             President and
                             Chief Executive Officer
                             (570) 752-3671



                           Exhibit 99.1


                          PRESS RELEASE

                     FIRST KEYSTONE ANNOUNCES
                  BRANCH OFFICE BEING PURCHASED


Berwick, Pennsylvania - October 27, 2003 - The First National Bank of Berwick, subsidiary of First Keystone Corporation (OTC
BB: FKYS), has signed an agreement with First Federal Bank, Hazleton, Pennsylvania, to purchase the fixed assets and assume certain liabilities of First Federal's Danville, Pennsylvania, office. The office is located at 1519 Bloom Road, Danville, Pennsylvania.

The purchase is subject to regulatory approval.  First Federal
Bank is a company held by Northeast Pennsylvania Financial Corp.
(NASDAQNM:NEPF).

J. Gerald Bazewicz, President and CEO of The First National Bank of Berwick and First Keystone Corporation said, "The branch purchase will provide additional opportunities for future growth and compliments our present branch locations."

The First National Bank of Berwick presently operates 10 full service offices in Columbia (5), Luzerne (4), and Montour (1)
Counties providing banking and trust services.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

For more information on The First National Bank of Berwick or its parent company, First Keystone Corporation, please contact J.
Gerald Bazewicz at 570-752-3671, extension 172.


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